UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)  June 10, 2011
GLOBETRAC INC.
(Exact name of registrant as specified in its chapter)

Delaware	000-33309	33-0953557
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1100 Melville Street, Suite 610 Vancouver, British Columbia, Canada		V6E 4A6
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  1-800-648-4287

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 1.01.	Entry into a Material Definitive Agreement.

On June 9, 2011 GlobeTrac entered into a letter agreement with Angelo Scola and Thermoforte Green, LLC (the “Letter Agreement”) with the intention and objective of both parties to negotiate the purchase and sale of the assets of the business of Thermoforte, including all intellectual property, patents, equipment, technology, cash, and contracts used in and related to the business of Thermoforte (collectively, the “Assets”).

Pursuant to the terms and conditions of the Letter Agreement, GlobeTrac has offered to purchase the Assets, including the assumption of any loans related to the business of Thermoforte, for a maximum purchase price of $7.1 million, which will be paid by the issuance of 610 million restricted shares of common stock in the capital of GlobeTrac and the assumption of any business loans up to a maximum of $1 million.

The purchase of the Assets is conditional upon the certain conditions precedent being satisfied, including, among others, the following:

a)	GlobeTrac conducting its due diligence on the Assets and the business of Thermoforte, and obtaining results that are to its satisfaction within 45 days of signing the Letter Agreement;
b)
Thermoforte entering into a written contract for the licensing or use of its technology, which will, among other provisions, allow Thermoforte to assign its interest in the contract to another party and potentially generate a minimum amount of revenues satisfactory to GlobeTrac; and

c)	GlobeTrac obtaining shareholder approval to the terms and conditions of the acquisition of the Assets and to an increase in the authorized capital of GlobeTrac.

See Exhibit 10.7 – Letter Agreement for more details.

Item 3.02.	Unregistered Sales of Equity Securities

GlobeTrac and one creditor have agreed to convert the outstanding debt of $53,000 owed by GlobeTrac to the creditor into restricted shares of common stock of the Company, at a rate of $0.01 for every dollar owed on such debt.  Pursuant to the terms and conditions of the agreement between the parties, GlobeTrac will issue a total of 5.3 million restricted shares of its common stock (the “Restricted Shares”) to Otter Crique Ventures Limitèe in full settlement of the debt owing.

The issuance of the Restricted Shares to the creditor was not registered under the Securities Act of 1933 (the “Securities Act”), but was made in reliance upon the exemptions from registration requirements of the Securities Act set forth in Section 4(2) thereof and Section 3(a)(9) based on the creditor’s level of sophistication, its access to information about GlobeTrac, and the fact that the issuance of the Restricted Shares was made to one creditor.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit	Description
10.7	Letter Agreement dated June 9, 2011 among GlobeTrac Inc., Angelo Scola, and Thermoforte Green, LLC.	Included

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, GlobeTrac Inc. has caused this report to be signed on its behalf by the undersigned duly authorized person.

GLOBETRAC INC.

Dated: June 10, 2011	By:	/s/ John daCosta
John daCosta – CEO & President